DAVIDSON & COMPANY LLP           Chartered Accountants    A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated July 24, 2006 relating to the consolidated financial statements of Pan-Nevada Gold Corporation (formerly Castleworth Ventures Inc.), which appears in the Registration Statement on Form S-1/A (as amended) and the related prospectus for Midway Gold Corp., for the registration of shares of Midway Gold Corp.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

September 27, 2007

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172